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                                                                Exhibit 10.14.2

                      APPLIED EXTRUSION TECHNOLOGIES, INC.

          Amendment to Executive Deferred Compensation Retirement Plan


     The undersigned, Applied Extrusion Technologies, Inc., a Delaware corporation (the "Company"), hereby refers to the Applied Extrusion Technologies, Inc. Executive Deferred Compensation Retirement Plan, as now in effect (the "Plan"), and, effective as of the date hereof, amends Section 8.2 of the Plan by substituting the figure "$12,500,000" for the figure "$25,000,000" appearing therein.

     In witness whereof, the Company has caused this Amendment to be executed by its officer thereunto duly authorized.

Date: December 9, 2002

                                APPLIED EXTRUSION TECHNOLOGIES, INC.



                                By  /s/  Amin J. Khoury
                                    Title: Chairman and Chief Executive Officer